EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-127496, 333-124716, 333-59692, 333-59696, 333-44364, 33-44663, 33-26726, 33-38362 and 33-10169) of Cleco Corporation of our report dated June 20, 2007 relating to the financial statements of Cleco Power LLC 401(k) Savings and Investment Plan, which appears in this Form 11-K.

/s/  McElroy, Quirk & Burch (APC)
Lake Charles, Louisiana
June 20, 2007